UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2023, Annovis Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cannacord Genuity LLC, as representative of the several underwriters (the “Representative”) in connection with the issuance and sale by the Company in a public offering of an aggregate of (i) 1,250,000 shares of the Company’s common stock (the “Shares”) and (ii) warrants to purchase 1,250,000 shares of the Company’s common stock (the “Warrants”), at a public offering price of $6.00 per unit (the “Offering”), less underwriting discounts and commissions, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-252625) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Shares and Warrants will be sold in units, with each unit consisting of one Share and Warrant. Each unit will be sold at a public offering price of $6.00 per unit. The Shares and the accompanying Warrants will be issued separately but can only be purchased together in the Offering. Canaccord is acting as the sole bookrunner in the Offering. The closing of the Offering is expected to occur on or about November 2, 2023, subject to the satisfaction of customary closing conditions.

The Warrants will be exercisable immediately at an exercise price of $9.00, and redeemable at the Company’s option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after (i) the Company’s public announcement of Positive Topline Data (as defined in the Warrant Agreement) from its Phase 3 pivotal study in patients with Parkinson’s Disease and (ii) the date on which (a) the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $14.25 and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $2,000,000, for two consecutive Trading Days. The Warrants shall not be exercisable to the extent that after giving effect to such issuance as set forth on the applicable notice of exercise, the holder would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon the holder’s exercise of the Warrants (the “Maximum Percentage”). The holder, upon notice to the Company, may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon exercise of the Warrants by the holder if exceeding that limit would result in a change in control under NYSE Listed Company Manual Section 312.03(c) or any successor rule). Any increase in the Maximum Percentage shall not be effective until the 61st day after such notice is delivered to the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, (the “Securities Act”) other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Warrant Agreement, copies of which re filed as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. The Underwriting Agreement and Warrant Agreement set forth the terms and conditions of the Offering and are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

Duane Morris LLP, counsel to the Company, has issued an opinion to the Company, dated October 31, 2023, regarding the validity of the shares to be issued and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

The Company estimates that its cash and cash equivalents were approximately $6.355 million as of September 30, 2023. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ materially from the amount that will be reflected in the Company’s financial statements as of and for the quarter ended September 30, 2023.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 30, 2021, the Company issued a press release announcing the proposed public offering of its common stock and accompanying warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 31, 2021, the Company issued a press release announcing that it priced a public offering of its common stock and accompanying warrants. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 31, 2023, between Annovis Bio, Inc. and Canaccord Genuity LLC.

10.1	Form of Warrant

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated October 30, 2023.

99.2	Press Release, dated October 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: November 1, 2023	By:	/s/ Henry Hagopian, III
Name: Henry Hagopian, III
Title: Chief Financial Officer